UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 30, 2019

Oyster Point Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39112	81-1030955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Carnegie Center, Suite 109

Princeton, New Jersey 08540

(Address, including zip code, of Registrant’s principal executive offices)

(609) 382-9032

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OYST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Registration Statement on Form S-1 (File No. 333-234104) (the “Registration Statement”) of Oyster Point Pharma, Inc. (the “Company”), the Company elected Aimee Weisner to the Board of Directors of the Company (the “Board”), effective October 30, 2019 immediately following the effectiveness of the Registration Statement. Also as previously disclosed in the Registration Statement, Ms. Weisner became a member of the Company’s Audit Committee of the Board (the “Audit Committee”) and will serve as a Class II director, to serve until the Company’s annual meeting of stockholders to be held in 2021, or until her successor is duly elected and qualified or her earlier resignation or removal.

Ms. Weisner will be compensated for her service as a non-employee director under the Company’s Outside Director Compensation Policy (the “Policy”). In connection with her election and in accordance with the Policy, on November 1, 2019, the Company granted Ms. Weisner an award of 23,125 restricted stock units pursuant to the Company’s 2019 Equity Incentive Plan, which award has a value of $370,000 based on the initial public offering price of $16.00 per share. As a non-employee director, Ms. Weisner is also entitled to receive an annual service retainer of $40,000 and an additional $7,500 for her service as a member of the Audit Committee, and additional annual restricted stock unit awards, subject to her continued service on the Board.

The Company also entered into an indemnification agreement with Ms. Weisner in connection with her appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no arrangements or understandings between Ms. Weisner and any other persons pursuant to which she was elected as a director, and except as disclosed above, Ms. Weisner has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2019, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the completion of the Company’s initial public offering (“IPO”). The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective immediately prior to the completion of the IPO. A description of the Restated Certificate is set forth in the sections entitled “Risk Factors” and “Description of Capital Stock” of the Company’s Prospectus (the “Prospectus”) filed with the Securities and Exchange Commission on October 31, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (Registration No. 333-234104). The description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate filed herewith as Exhibit 3.1 and incorporated herein by reference.

Effective as of November 4, 2019, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the completion of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be effective immediately prior to the completion of the IPO. A description of the Restated Bylaws is set forth in the sections of the Prospectus entitled “Risk Factors” and “Description of Capital Stock.” The description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 30, 2019, the Company issued a press release announcing the pricing of its IPO at $16.00 per share. A copy of the press release is attached hereto as Exhibit 99.1.

On November 5, 2019, the Company issued a press release announcing the closing of its IPO of 5,750,000 shares of its common stock (which includes 750,000 shares that were offered and sold pursuant to the full exercise of the underwriters’ option to purchase additional shares). A copy of the press release is attached hereto as Exhibit 99.2.

The information furnished pursuant to Item 7.01 on this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

99.1	Press Release, dated October 30, 2019.

99.2	Press Release, dated November 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYSTER POINT PHARMA, INC.

By:	/s/ Jeffrey Nau
Jeffrey Nau, Ph.D., M.M.S.
President and Chief Executive Officer

Date: November 5, 2019